EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Green Plains Reports Second Quarter 2018 Financial Results

  Net loss attributable to the company of $1.0 million, or $(0.02) per diluted share
  EBITDA of $41.8 million
  Record quarter in food and ingredients segment of  $19.0 million EBITDA
  Portfolio optimization plan on track to significantly reduce or eliminate term debt with sale proceeds by the end of 2018
  Green Plains Cattle Acquires Bartlett Cattle Company, Expanding cattle-feeding operations to 355,000 head

OMAHA, Neb., Aug. 01, 2018 (GLOBE NEWSWIRE) -- Green Plains Inc. (NASDAQ:GPRE) today announced financial results for the second quarter of 2018. Net loss attributable to the company was $1.0 million, or $(0.02) per diluted share, for the second quarter of 2018 compared to net loss of $16.4 million, or $(0.41) per diluted share, for the same period in 2017. Revenues were $986.8 million for the second quarter of 2018 compared with $886.3 million for the same period last year.

“Our second quarter had a solid financial performance from our non-ethanol businesses, led by a record quarter in our food and ingredients segment driven by performance in our cattle feeding operations and strong grain handling margins in our ag and energy services segment,” commented Todd Becker, president and chief executive officer. “We also experienced improvement in our ethanol production segment, generating a consolidated ethanol crush margin of $25.6 million, or approximately $0.09 per gallon.”

“Yesterday we announced that we have signed a definitive agreement to purchase two cattle feedlots from Bartlett Cattle Company,” said Becker. “Our investment aligns with our strategy to capitalize on the growing demand for all proteins around the world, leverages our risk management expertise and further diversifies our earnings especially in industries that are not subject to policy-driven volatility. We expect this acquisition to deliver consistent earnings for our shareholders and be immediately accretive to earnings.”

“Ethanol margins improved in June, which has carried over into the beginning of the third quarter as physical markets remain tight and basis levels are above historical averages,” commented Becker. “There still remains a mismatch between the weakness of financial markets and strength of physical markets that has negatively impacted realized margins. We have made the decision to run all of our plants at higher rates notwithstanding normal turnaround scheduling and seasonal shutdowns of a few smaller assets. We believe this move will improve our plant expense absorption rates on a go forward basis.”

Revenues attributable to the company were $2.0 billion for the six-month period ended June 30, 2018, compared with $1.8 billion for the same period in 2017. Net loss for the six-month period ended June 30, 2018, was $25.1 million, or $(0.63) per diluted share, compared with net loss of $20.0 million, or $(0.51) per diluted share, for the same period in 2017.

“Our portfolio optimization plan is on track with the strategic objectives we communicated in May. We are in the middle of a robust process which we believe will allow us to significantly reduce or eliminate term debt by the end of 2018,” Becker stated. “We have also made good progress on our plan to reduce controllable expenses by $10 to $15 million, starting with the current quarter. Finally, our high-protein initiative is fully engaged, as we continue to work through permitting, engineering and site preparations.”

Second Quarter Highlights and Recent Developments

  On May 7, 2018, Green Plains announced it will divest assets that do not support the company’s strategic focus on the production of high-protein feed ingredients and ethanol exports, using the proceeds to significantly reduce or eliminate the company’s term debt and invest in high-protein process technology at certain ethanol facilities. The plan’s five strategic objectives include:

  ○  Prove value of Green Plains’ assets for our shareholders through strategic divestments
  ○  Significantly reduce or eliminate term debt by the end of 2018 with sale proceeds
  ○  Invest in high-protein process technology at the Shenandoah, Iowa ethanol facility with other locations to follow
  ○  Repurchase shares with remaining proceeds and free cash flow when market conditions are optimal
  ○  Reduce controllable expenses $10 to $15 million on an annual run rate basis, starting in the third quarter of 2018
  On Feb. 16, 2018, Green Plains Partners and Delek Logistics Partners LP formed DKGP Energy Terminals LLC, a 50/50 joint venture, to acquire and manage light products terminal assets in Texas and Arkansas. DKGP has since decided not to pursue the acquisition due to regulatory obstacles.

Results of Operations

Green Plains produced 296.3 million gallons of ethanol during the second quarter of 2018, compared with 275.5 million gallons for the same period in 2017. The consolidated ethanol crush margin was $25.6 million, or $0.09 per gallon, for the second quarter of 2018, compared with $18.9 million, or $0.07 per gallon, for the same period in 2017. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes corn oil, plus intercompany storage, transportation and other fees, net of related expenses.

Consolidated revenues increased $100.6 million for the three months ended June 30, 2018, compared with the same period in 2017 primarily as a result of the cattle feedlot acquisitions during the first half of 2017. The increase was partially offset by lower average realized prices for ethanol and corn oil.

Operating income increased $15.6 million for the three months ended June 30, 2018 compared with the same period last year primarily due to higher cattle volumes sold, higher average prices for distiller grains and increased ethanol margins. Interest expense increased $2.6 million for the three months ended June 30, 2018, compared with the same period in 2017, primarily due to higher average debt outstanding and higher borrowing costs. Income tax benefit was $10.8 million for the three months ended June 30, 2018, compared with $9.7 million for the same period in 2017. During the three months ended June 30, 2018, the company recognized a net tax benefit of $8.3 million for federal and state research and development credits relating to current and prior periods.

Earnings before interest, income taxes, depreciation and amortization (EBITDA) increased $17.8 million for the second quarter of 2018 compared with the same period last year.

Segment Information
The company reports the financial and operating performance for the following four operating segments: (1) ethanol production, which includes the production of ethanol and distillers grains, and recovery of corn oil, (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, corn oil, natural gas and other commodities, (3) food and ingredients, which includes cattle feeding, vinegar production and food-grade corn oil operations and (4) partnership, which includes fuel storage and transportation services. Intercompany fees charged to the ethanol production segment for storage and logistics services, grain procurement and product sales are included in the partnership, and agribusiness and energy services segments and eliminated upon consolidation. Third party costs of grain consumed and revenues from product sales are reported directly in the ethanol production segment.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% Var.	2018	2017	% Var.
Revenues:
Ethanol production	$593,475	$618,846	(4.1)%	$1,159,191	$1,240,221	(6.5)%
Agribusiness and energy services	184,202	160,536	14.7	397,418	338,339	17.5
Food and ingredients	225,925	116,697	93.6	504,076	214,757	134.7
Partnership	25,840	25,065	3.1	51,725	52,294	(1.1)
Intersegment eliminations	(42,605)	(34,881)	22.1	(80,286)	(71,664)	12.0
	$986,837	$886,263	11.3%	$2,032,124	$1,773,947	14.6%
Gross margin:
Ethanol production	$11,862	$6,200	91.3%	$13,019	$28,437	(54.2)%
Agribusiness and energy services	19,028	8,426	125.8	30,532	19,835	53.9
Food and ingredients	19,485	16,688	16.8	37,871	31,713	19.4
Partnership	25,840	25,065	3.1	51,725	52,294	(1.1)
Intersegment eliminations	(3)	(135)	*	17	(247)	*
	$76,212	$56,244	35.5%	$133,164	$132,032	0.9%
Depreciation and amortization:
Ethanol production	$20,559	$20,142	2.1%	$40,995	$40,484	1.3%
Agribusiness and energy services	618	659	(6.2)	1,248	1,319	(5.4)
Food and ingredients	3,444	3,240	6.3	6,848	6,120	11.9
Partnership	1,105	1,247	(11.4)	2,286	2,501	(8.6)
Corporate activities	1,097	900	21.9	1,920	1,847	4.0
	$26,823	$26,188	2.4%	$53,297	$52,271	2.0%
Operating income (loss):
Ethanol production	$(17,214)	$(22,459)	23.4%	$(44,743)	$(29,057)	(54.0)%
Agribusiness and energy services	12,166	3,083	294.6	19,230	9,452	103.4
Food and ingredients	12,981	10,714	21.2	25,566	20,340	25.7
Partnership	16,129	14,798	9.0	31,489	31,417	0.2
Intersegment eliminations	144	(80)	*	212	(155)	*
Corporate activities	(12,441)	(9,842)	26.4	(23,914)	(18,391)	30.0
	$11,765	$(3,786)	410.8%	$7,840	$13,606	(42.4)%
EBITDA:
Ethanol production	$3,362	$(873)	*	$(3,733)	$12,951	*
Agribusiness and energy services	12,796	3,747	241.5%	20,498	10,760	90.5%
Food and ingredients	19,044	13,955	36.5	35,041	26,469	32.4
Partnership	17,138	16,066	6.7	33,761	33,960	(0.6)
Intersegment eliminations	144	(80)	*	212	(155)	*
Corporate activities	(10,642)	(8,742)	21.7	(20,817)	(16,063)	29.6
	$41,842	$24,073	73.8%	$64,962	$67,922	(4.4)%

* Percentage variance not considered meaningful.

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% Var.	2018	2017	% Var.
Ethanol production
Ethanol (gallons)	296,282	275,539	7.5%	576,692	601,965	(4.2)%
Distillers grains (equivalent dried tons)	739	728	1.5	1,468	1,605	(8.5)
Corn oil (pounds)	75,556	65,685	15.0	144,690	141,042	2.6
Corn consumed (bushels)	103,147	95,680	7.8	200,430	209,165	(4.2)

Agribusiness and energy services
Domestic ethanol sold (gallons)	284,170	344,158	(17.4)	595,360	637,908	(6.7)
Export ethanol sold (gallons)	65,720	36,794	78.6	138,819	102,639	35.2
	349,890	380,952	(8.2)	734,179	740,547	(0.9)
Food and ingredients
Cattle sold (head)	118	38	210.5	255	80	218.8

Partnership
Storage and throughput (gallons)	314,337	284,496	10.5	612,610	605,578	1.2

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands except per gallon amounts)

	Three Months Ended June 30,		Three Months Ended June 30,
	2018	2017	2018	2017

Ethanol production operating loss	$(17,214)	$(22,459)	$(0.05)	$(0.08)
Depreciation and amortization	20,559	20,142	0.07	0.08
Total ethanol production	3,345	(2,317)	0.02	0.00

Intercompany fees, net:
Storage and logistics (partnership)	15,880	14,757	0.05	0.05
Marketing and agribusiness fees (agribusiness and energy services)	6,363	6,451	0.02	0.02
Consolidated crush margin	$25,588	$18,891	$0.09	$0.07

Liquidity and Capital Resources
On June 30, 2018, Green Plains had $251.0 million in total cash, cash equivalents and restricted cash, and $568.6 million available under revolving credit agreements, some of which are subject to restrictions and other lending conditions. Total debt outstanding at June 30, 2018, was $1,295.3 million, including $457.5 million outstanding under working capital revolvers and other short-term borrowing arrangements for the agribusiness and energy services, and food and ingredients segments.

Conference Call Information
Green Plains Inc. and Green Plains Partners LP will host a joint conference call today, at 11 a.m. Eastern time (10 a.m. Central time), to discuss second quarter 2018 financial and operating results for each company. Domestic and international participants can access the conference call by dialing 877.711.2374 and 281.542.4862, respectively, and referencing conference ID 6849088. The company advises participants to call at least 10 minutes prior to the start time. Alternatively, the conference call, transcript and presentation will be accessible on Green Plains’ website at http://investor.gpreinc.com/events.cfm.

Non-GAAP Financial Measures
Management uses earnings before interest, income taxes, depreciation and amortization, or EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with generally accepted accounting principles (GAAP). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations related to ethanol production, grain handling and storage, cattle feeding, food ingredients, and commodity marketing and logistics services. The company is one of the leading producers of ethanol in the world and, through its adjacent businesses, is focused on the production of high-protein feed ingredients and export growth opportunities. Green Plains owns a 62.5% limited partner interest and a 2.0% general partner interest in Green Plains Partners. For more information about Green Plains, visit www.gpreinc.com.

About Green Plains Partners LP
Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage tanks, terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include: competition in the industries in which Green Plains operates; commodity market risks, financial market risks; counterparty risks; risks associated with changes to federal policy or regulation, including changes to tax laws; risks related to closing and achieving anticipated results from acquisitions; risks associated with the joint venture to commercialize algae production and growth potential of the algal biomass industry; risks associated with the recent acquisitions of cattle feedlots; risks associated with the company’s portfolio optimization plan; and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

Consolidated Financial Results

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	June 30, 2018	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$235,133	$266,651
Restricted cash	15,863	45,709
Accounts receivable, net	137,068	151,122
Income tax receivable	33,891	6,413
Inventories	625,302	711,878
Other current assets	45,562	24,698
Total current assets	1,092,819	1,206,471
Property and equipment, net	1,139,249	1,176,707
Other assets	353,705	401,472
Total assets	$2,585,773	$2,784,650

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$121,573	$205,479
Accrued and other liabilities	53,859	63,886
Derivative financial instruments	22,868	12,884
Income taxes payable	-	9,909
Short-term notes payable and other borrowings	457,472	526,180
Current maturities of long-term debt	69,752	67,923
Total current liabilities	725,524	886,261
Long-term debt	768,111	767,396
Deferred income taxes	40,591	56,801
Other liabilities	14,434	15,056
Total liabilities	1,548,660	1,725,514

Stockholders' equity
Total Green Plains stockholders' equity	921,530	942,182
Noncontrolling interests	115,583	116,954
Total liabilities and stockholders' equity	$2,585,773	$2,784,650

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% Var.	2018	2017	% Var.
Revenues
Product	$985,217	$884,712	11.4%	$2,028,876	$1,770,924	14.6%
Services	1,620	1,551	4.4	3,248	3,023	7.4
Total revenues	986,837	886,263	11.3	2,032,124	1,773,947	14.6
Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	910,625	830,019	9.7	1,898,960	1,641,915	15.7
Operations and maintenance	7,893	8,267	(4.5)	16,293	16,798	(3.0)
Selling, general and administrative	29,731	25,575	16.3	55,734	49,357	12.9
Depreciation and amortization	26,823	26,188	2.4	53,297	52,271	2.0
Total costs and expenses	975,072	890,049	9.6	2,024,284	1,760,341	15.0
Operating income (loss)	11,765	(3,786)	410.8	7,840	13,606	(42.4)
Other income (expense)
Interest income	709	314	125.8	1,346	678	98.5
Interest expense	(22,021)	(19,430)	13.3	(44,149)	(37,926)	(16.4)
Other, net	2,545	1,357	87.5	2,479	1,367	81.3
Total other expense	(18,767)	(17,759)	5.7	(40,324)	(35,881)	12.4
Loss before income taxes	(7,002)	(21,545)	67.5	(32,484)	(22,275)	(45.8)
Income tax benefit	10,753	9,749	10.3	16,780	12,130	38.3
Net income (loss)	3,751	(11,796)	131.8	(15,704)	(10,145)	(54.8)
Net income attributable to noncontrolling interest	4,745	4,570	3.8	9,407	9,818	(4.2)
Net loss attributable to Green Plains	$(994)	$(16,366)	93.9%	$(25,111)	$(19,963)	(25.8)%

Earnings per share:
Net loss attributable to Green Plains - basic	$(0.02)	$(0.41)		$(0.63)	$(0.51)
Net loss attributable to Green Plains - diluted	$(0.02)	$(0.41)		$(0.63)	$(0.51)

Weighted average shares outstanding:
Basic	40,194	40,220		40,168	39,326
Diluted	40,194	40,220		40,168	39,326

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(15,704)	$(10,145)
Noncash operating adjustments:
Depreciation and amortization	53,297	52,271
Deferred income taxes	(23,061)	(12,896)
Other	10,565	13,385
Net change in working capital	20,762	(80,358)
Net cash provided by (used in) operating activities	45,859	(37,743)

Cash flows from investing activities:
Purchases of property and equipment, net	(14,640)	(27,985)
Acquisition of businesses, net of cash acquired	(1,629)	(61,727)
Investments in unconsolidated subsidiaries	(2,253)	(8,849)
Other investing activities	7,500	-
Net cash used in investing activities	(11,022)	(98,561)

Cash flows from financing activities:
Net proceeds (payments) - long-term debt	(1,070)	(32,539)
Net proceeds - short-term borrowings	(69,066)	50,021
Other	(26,065)	(33,193)
Net cash used in financing activities	(96,201)	(15,711)

Net change in cash, cash equivalents and restricted cash	(61,364)	(152,015)
Cash, cash equivalents and restricted cash, beginning of period	312,360	406,791
Cash, cash equivalents and restricted cash, end of period	$250,996	$254,776

	Six Months Ended June 30,
	2018	2017

Reconciliation of total cash, cash equivalents and restricted cash:
Cash and cash equivalents	$235,133	$195,442
Restricted cash	15,863	59,334
Total cash, cash equivalents and restricted cash	$250,996	$254,776

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income (loss)	$3,751	$(11,796)	$(15,704)	$(10,145)
Interest expense	22,021	19,430	44,149	37,926
Income tax benefit	(10,753)	(9,749)	(16,780)	(12,130)
Depreciation and amortization	26,823	26,188	53,297	52,271
EBITDA	$41,842	$24,073	$64,962	$67,922

Contact: Jim Stark | Vice President, Investor & Media Relations | 402.884.8700 | jim.stark@gpreinc.com